UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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Virtusa Corporation

(Name of Registrant as Specified In Its Charter)
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Virtusa Affirms Maximum and Certain Value Created by BPEA Transaction

Transaction Follows Thorough Market Assessment Following Receipt of Unsolicited Proposal

Vote "FOR" the Company's Two Independent and Highly Qualified Director Nominees on the WHITE Proxy Card to Ensure You Receive Maximum Value For Your Virtusa Shares As Soon As Possible

SOUTHBOROUGH, Mass. – September 21, 2020 – Virtusa Corporation (NASDAQ GS: VRTU) (the “Company”), a leading IT services provider that enables the digital transformation of Global 2000 enterprises by imagining, building and implementing the end-to-end technology solutions that are essential to compete in a digital-first world, today mailed a letter to shareholders related to the transaction with Baring Private Equity Asia (BPEA) announced on September 10, 2020. The letter reiterates that the BPEA transaction delivers maximum and certain value to shareholders. It also highlights the needless potential distraction and delay to realizing this value that could arise if shareholders fail to re-elect the Company’s two highly qualified directors candidates – Al-Noor Ramji and Joseph Doody – at the Company’s 2020 Annual Meeting of Stockholders. The full text of the letter follows.

VOTE THE WHITE PROXY CARD TO RE-ELECT VIRTUSA DIRECTORS AL-NOOR RAMJI AND JOSEPH DOODY TO ENSURE YOU RECEIVE MAXIMUM VALUE FOR YOUR INVESTMENT AS SOON AS POSSIBLE

Dear Fellow Shareholder,

At Virtusa’s upcoming 2020 Annual Meeting of Stockholders on October 2nd (the “2020 Annual Meeting”), you will face an important, but clear, choice about the future value of your investment in our Company: the realization of maximum and certain return as soon as possible – $51.35 per share in cash – or the likelihood of disruption in the boardroom that could potentially delay your chance to receive that return on your investment.

The BPEA Transaction Delivers Maximum and Certain Shareholder Value

On September 10, 2020, Virtusa announced that funds affiliated with Baring Private Equity Asia (BPEA) will acquire all outstanding shares of common stock of Virtusa for $51.35 per share in an all-cash transaction valued at approximately $2.0 billion. While New Mountain Capital (NMC) may try to convince you otherwise, this compelling transaction that your Board negotiated and unanimously approved will deliver to you a maximum and certain return on your investment at a time of likely continued economic uncertainty.

The all-cash consideration represents:

•	A premium of approximately 27 percent to the closing price of Virtusa common stock on September 9, 2020, the last trading day prior to the transaction announcement;

•	Premiums of approximately 29 percent and 46 percent to Virtusa’s volume-weighted average prices (“VWAP”) for the last 30 and 60 trading days, respectively; and,

•	A valuation of 16.2x Firm Value / Last Twelve Months EBITDA as of June 30, 2020 – a premium valuation made all the more compelling by the volatile and risky macroeconomic and equity market environment.

Consistent with our longstanding commitment and fiduciary duty to maximize shareholder value, the transaction is the culmination of a thorough market assessment that included engagement with both strategic and financial parties following the receipt of an unsolicited proposal to acquire the Company. As part of this process, the Company signed non-disclosure agreements with five parties and engaged with two others. After an independent, robust review of the alternatives available, including the value creation opportunity through continued execution of the Company’s strategic plan, we unanimously determined that the all-cash premium transaction with BPEA for $51.35 per share in cash maximizes value for you, our shareholders. In addition, if we did not truly believe this transaction would deliver maximum shareholder value, why would one of our directors, who also holds a 10 percent effective interest in the Company, support it?

However, we’re not asking you just to take our word for it – several independent analysts agree that our market assessment was comprehensive and rigorous and that the BPEA transaction maximizes value:1

“With this under consideration, as well as VRTU’s announcement that the Board conducted a thorough strategic review of alternatives which included signing NDA’s with five interested parties before determining that the Baring Private Equity Asia offer provided the best value for shareholders, we believe this is the best path forward for shareholders.” – Needham

“Given management’s comprehensive process, including signing nondisclosure agreements with five parties and engaging two others, and the premium associated with the transaction, we do not expect to see additional competitive bidders.” – William Blair

“Deal value appears fair relative to prior similar transactions (LXFT). Virtusa consummated a detailed process over 1.5 months that engaged 7 potential suitors (5 signing NDAs).” – Cowen

Failing to Re-Elect our Highly Qualified Director Nominees – Al-Noor Ramji and Joseph Doody – Puts Maximum and Certain Value at Risk

Not supporting the re-election of our two nominees and electing NMC’s nominees instead at our upcoming Annual Meeting would put your investment return at risk.

As we’ve detailed in prior letters to you, NMC’s two candidates do not have unique skills, qualifications or perspectives required to add new value to our boardroom. Our Board already possesses essentially all of the qualities that NMC’s candidates purportedly would bring. We already have independent directors with deep IT experience and industry pedigree, as well as significant shareholder representation on our Board. We also carefully evaluated NMC’s strategic and operational recommendations and concluded that we were already addressing every one of them in the execution of the Plan and the ordinary course leadership of Virtusa.

Even more importantly, electing NMC’s candidates could potentially delay your ability to maximize the value of your investment through the BPEA transaction. NMC’s agenda is to gain disproportionate influence over the Board, first by seeking to control 20 percent of board seats (despite owning only approximately 10 percent of the Company), and then by forming and leading a “Business Optimization Committee” that would effectively usurp the authority of the full Board of Directors. We strongly believe that, if elected, NMC’s candidates would continue to pursue NMC’s own agenda and could potentially seek to interfere with and delay the closing of the value-maximizing BPEA transaction and your receipt of $51.35 per share in cash. For example, NMC has made vague assertions about exploring “whether alternative transactions that are more beneficial to the Issuer’s shareholders are available.” Given the thorough market assessment we conducted before agreeing to the BPEA transaction, we are confident that there is no better alternative available for our shareholders.

In summary, NMC’s insistence on continuing with this proxy contest creates a needless distraction for our Company and shareholders at a crucial time, especially considering that shareholders will be voting separately on the merits of the BPEA transaction at a future date and, in the interim, will not benefit in any way from adding NMC candidates to our Board.

Ask yourself: Do I want maximum value of $51.35 per share in cash sooner or later?

Independent market analysts agree that the sale process was thorough, the resulting price fair and the timing is good given ongoing macroeconomic uncertainties.

Support the experts and protect the value of your investment by voting today on the enclosed WHITE proxy card "FOR" Al-Noor Ramji and Joseph G. Doody, who will stand for re-election to the Company’s Board of Directors at the 2020 Annual Meeting.

We further encourage you to discard any proxy materials you receive from NMC, and remind you that returning their blue proxy card, even as a protest vote, may cancel your earlier vote for your Company’s director candidates. Only your latest dated proxy card will be counted at the Annual Meeting.

The choice is clear, and time is of the essence.

Sincerely,

The Virtusa Board of Directors

If you have any questions, or need assistance in voting your shares on the WHITE proxy card, please call the firm assisting Virtusa with the solicitation of proxies:

TOLL-FREE at +1 (800) 322-2885 or via Email: VRTU@mackenziepartners.com

About Virtusa

Virtusa Corporation (NASDAQ GS: VRTU) is a leading provider of digital business strategy, digital engineering, and information technology (IT) services and solutions that enable the digital transformation of Global 2000 enterprises by imagining, building and implementing the end-to-end technology solutions that are essential to compete in a digital-first world. Virtusa partners with the leading companies in the Banking, Financial Services, Insurance, Healthcare, Communications, Media, Entertainment, Travel, Manufacturing, and Technology industries.

Virtusa helps its clients accelerate their digital and overall business transformation by providing multi-disciplinary agile teams of consultants, designers, engineers and sophisticated gamified tools. The company integrates its deep domain and digital engineering expertise with proven assets and processes embedded in its unique Digital Transformation Studio model, resulting in a high-performance end to end delivery. Its core services include consulting and system design, application engineering, analytics and data, digital process automation, enterprise application integration, cloud services and managed services.

Cautionary Information Regarding Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding, management's forecast of financial performance, the impact of the COVID-19 pandemic and related economic conditions on our business and results of operations, the growth of our business and management’s plans, objectives, and strategies, the company’s ability to convert its pipeline into profitable revenue growth, the company’s ability to diversify its portfolio of industries, geographies and accounts, the company’s ability to increase its operating margins, the company’s ability to increase market share as a result of its Three Pillar Strategic Plan, the company’s ability to generate long-term value for its shareholders, the company’s financial performance and the impact of its operational changes, including its completed acquisitions and divestitures, the company’s operating leverage in pursuing growth opportunities, and the company’s upcoming 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), uncertainties regarding future actions that may be taken by New Mountain in furtherance of its nomination of director candidates for election at the company’s 2020 Annual Meeting. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this communication that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “see,” “seeks,” “estimates,” “will,” “should,” “may,” “confident,” “positions,” “look forward to,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects and beliefs about the ability of our board of directors and management to execute on our strategy and drive shareholder value, beliefs about the ability of our board of directors and management to make decisions in the best interest of the company and all shareholders, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, those risks identified in Virtusa’s public filings with the Securities and Exchange Commission (the “SEC”), including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, and subsequent filings with the SEC. Virtusa disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Important Stockholder Information

Virtusa filed with the Securities and Exchange Commission and mailed to its stockholders a definitive proxy statement and accompanying WHITE proxy cards in connection with the company’s 2020 Annual Meeting. The proxy statement contains important information about the company, the 2020 Annual Meeting and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. The company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the company’s stockholders in connection with the matters to be considered at the company’s 2020 Annual Meeting. Information concerning the company’s directors and executive officers is included in the proxy statement. The proxy statement and other relevant solicitation materials (when they become available), and any and all documents filed by the company with the Securities and Exchange Commission, may be obtained by investors and stockholders free of charge on the Securities and Exchange Commission's web site at www.sec.gov. Copies will also be available free of charge on the company's website at www.virtusa.com.

1 Permission to quote neither sought nor granted.

Contacts

Media:

Conversion Marketing

Ron Favali, 727-512-4490

ron@conversionam.com

Joele Frank, Wilkinson Brimmer Katcher

Nick Lamplough / Clayton Erwin

(212) 355-4449

Investors:

ICR

William Maina, 646-277-1236

william.maina@icrinc.com

Additional Investors:

MacKenzie Partners, Inc.

Bob Marese, 212-929-5405

bmarese@mackenziepartners.com